Exhibit 99.1

America Service Group Receives Expected Notice of Potential Delisting
             from Nasdaq Due to Late Filing of Form 10-Q;
    Company Will Appeal Through Request of Hearing Thereby Staying
                          Potential Delisting

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Nov. 14, 2005--America Service Group Inc. (NASDAQ:ASGR) announced that due to the delay in filing its Quarterly Report on Form 10-Q for the three months ended September 30, 2005 ("Third Quarter 2005 10-Q"), it received, as expected, a notification on November 11, 2005, from the Listing Qualifications Department of Nasdaq indicating that the Company's common stock is subject to potential delisting as of the opening of business on November 22, 2005, pursuant to Marketplace Rule 4310(c)(14). Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission ("SEC"), as required by the Securities Exchange Act of 1934, as amended.
    As previously announced on November 9, 2005, the Company delayed filing its Third Quarter 2005 10-Q pending the conclusion of an internal investigation being conducted under the Audit Committee of its Board of Directors into certain matters related to its subsidiary, Secure Pharmacy Plus. The Company previously announced this investigation in a press release dated October 24, 2005.
    The Company will appeal the Nasdaq staff's determination by timely requesting a hearing before a Nasdaq Listing Qualifications Panel (the "Panel"), thereby staying the potential delisting of the Company's common stock pending the issuance of a Panel decision. As part of the hearing with the Panel, the Company will request an exception that would allow the continued listing of the Company's common stock on Nasdaq until the Company files its Third Quarter 2005 10-Q with the SEC. Effective as of the opening of business on November 15, 2005, the Company's common stock will be traded on Nasdaq under the temporary trading symbol ASGRE. There can be no assurance that the Panel will grant the Company's request for an exception that would allow the continued listing of the Company's common stock on Nasdaq until the Company is in compliance with Marketplace Rule 4310(c)(14).

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

-- potential adverse effects to our financial condition, results of operations or prospects as a result of any changes to prior period financial statements, necessitated by its recently announced Audit Committee investigation;

-- the ability of the Company to obtain an exception from Nasdaq to allow the continued listing of the Company's common stock on Nasdaq until the Company files its Third Quarter 2005 10-Q and the Company's ability to comply with other Nasdaq listing requirements;

-- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

-- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

-- the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services;

-- the possible effect of adverse publicity on the Company's business;

-- increased competition for new contracts and renewals of existing contracts;

--   the Company's ability to execute its expansion strategies;

-- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

--   the outcome of pending litigation;

--   the Company's dependence on key personnel; and

-- the Company's determination whether to repurchase shares under its previously announced stock repurchase program.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano or Michael W. Taylor, 615-373-3100